Exhibit 99.1

SINTX Technologies Announces $5 Million Private

Placement Priced At-the-Market under Nasdaq Rules

Salt Lake City, Utah, Feb. 26, 2025 /GlobeNewswire/ -- SINTX Technologies, Inc., (“SINTX” or the “Company”) (Nasdaq: SINT), a leader in advanced ceramics for medical applications, today announced that it has, pursuant to a securities purchase agreement with institutional and accredited investors dated February 20, 2025, issued and sold 1,449,287 shares of common stock (or pre-funded warrants in lieu therof) at a purchase price of $3.45 per share (or pre-funded warrant in lieu thereof) in a private placement priced at-the-market under Nasdaq rules. In addition, the Company issued to the investors in the offering unregistered warrants (the “warrants”) to purchase up to an aggregate of 1,449,287 shares of common stock. The warrants are exercisable immediately at an exercise price of $3.32 per share and will expire five and one-half years from the date of issuance. The offering closed on February 25, 2025.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the private placement were approximately $5 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital purposes.

The shares of common stock, pre-funded warrants and warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the pre-funded warrants and warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, the pre-funded warrants, the warrants and the shares of common stock underlying the pre-funded warrants and warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SINTX Technologies, Inc.

Located in Salt Lake City, Utah, SINTX Technologies is an advanced ceramics company that develops and commercializes materials, components, and technologies for medical and technical applications. SINTX is a global leader in the research, development, and manufacturing of silicon nitride, and its products have been implanted in humans since 2008. Over the past several years, SINTX has utilized strategic acquisitions and alliances to enter into new markets.

For more information on SINTX Technologies or its materials platform, visit www.sintx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to a number of risks and uncertainties. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the anticipated use of proceeds from offering. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, difficulties in commercializing ceramic technologies and development of new product opportunities. A discussion of other risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements can be found in SINTX’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the SEC on March 27, 2024, and in SINTX’s other filings with the SEC. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report, except as required by law.

Business and Media Inquiries for SINTX:

SINTX Technologies

801.839.3502

IR@sintx.com